UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2011

OncoSec Medical Incorporated

(Exact name of registrant as specified in its charter)

Nevada	000-54318	98-0573252
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4690 Executive Drive, Suite 250 San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 662-6732

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01  Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Previous Independent Registered Public Accounting Firm

On May 27, 2011, OncoSec Medical Incorporated (the “Company”), with the approval of its Board of Directors (the “Board”), dismissed Silberstein Ungar, PLLC (“Silberstein”) as the independent registered public accounting firm engaged to audit the Company’s financial statements.

The reports issued by Silberstein relating to its audits of the balance sheets of the Company as of July 31, 2010 and 2009, and the related statements of operations, stockholders’ equity (deficit) and cash flows for each of the fiscal years then ended and for the period from inception (February 8, 2008) through July 31, 2010, contained an explanatory paragraph noting that the Company’s expected losses, negative working capital, and need to raise capital raised substantial doubt about its ability to continue as a going concern.  Other than as disclosed above, such reports did not contain an adverse opinion or a disclaimer of an opinion and were not qualified as to uncertainty, audit scope or accounting principles.

During the Company’s two most recent fiscal years and the subsequent interim period preceding the dismissal of Silberstein, there were no disagreements with Silberstein on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Silberstein, would have caused Silberstein to make reference to the subject matter of the disagreements in connection with its report. Pursuant to rules of the Securities and Exchange Commission applicable to smaller reporting companies, Silberstein was not required to provide an attestation as to the effectiveness of the Company’s internal control over financial reporting for any period since the Company’s inception.  However, as disclosed in Item 9A of the Company’s Annual Reports on Form 10-K for the fiscal years ended July 31, 2010 and July 31, 2009, and Part I, Item 4 of the Company’s Form 10-Q for the quarterly period ended January 31, 2011, the Company’s management determined that the Company’s internal control over financial reporting was not effective as of the end of such periods due to the existence of material weaknesses related to the following:

•                  inadequate segregation of duties;

•                  lack of a functioning audit committee due to a lack of a majority of independent members and a lack of a majority of outside directors on the Company’s board of directors, resulting in ineffective oversight in the establishment and monitoring of required internal controls and procedures; and

•                  ineffective controls over period end financial disclosures and reporting processes.

Other than as disclosed above, there were no reportable events (as that term is defined in Item 304(a)(1)(v) of Regulation S-K) during the Company’s two most recent fiscal years or during the subsequent interim period through May 27, 2011.  The Company’s Board of Directors discussed the subject matter of each reportable event with Silberstein.  The Company authorized Silberstein to respond fully and without limitation to all requests of the successor accountant concerning all matters related to the annual and interim periods audited and reviewed by Silberstein, including with respect to the subject matter of each reportable event.

The Company provided Silberstein a copy of the above disclosures and requested that Silberstein furnish the Company a letter addressed to the Securities and Exchange Commission stating whether it agreed with the statements made above and, if it did not agree, stating the respects in which it did not agree. A copy of that letter, dated June 7, 2011, is attached hereto as Exhibit 16.1.

(b) Engagement of New Independent Registered Public Accounting Firm

The Company, with the approval of the Board of Directors, engaged Mayer Hoffman McCann P.C. (“MHM”) as the Company’s independent registered public accounting firm on May 27, 2011.

During the Company’s two most recent fiscal years and during the subsequent interim period through May 27, 2011, neither the Company nor anyone acting on its behalf consulted with MHM regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided that MHM concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as that term is defined in Item 304 (a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01 Financial Statements and Exhibits.

Exhibits No.	Description
16.1*	Letter dated June 7, 2011 from Silberstein Ungar, PLLC

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOSEC MEDICAL INCORPORATED

Date: June 9, 2011	By:	/s/ Punit Dhillon
Punit Dhillon
President & Chief Executive Officer